As Filed with the Securities and Exchange Commission on April 28, 1999

                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                EATON CORPORATION
               (Exact name of issuer as specified in its charter)

         Ohio                                               34-0196300
------------------------                       --------------------------------
(State of Incorporation)                       (IRS Employer Identification No.)

                       Eaton Center, Cleveland, Ohio 44114
                    (Address of principal executive offices)

                             ----------------------

              EATON CORPORATION SHARE PURCHASE AND INVESTMENT PLAN

                              (Full Title of Plan)

                             ----------------------

                            E. R. Franklin, Secretary
                       Eaton Center, Cleveland, Ohio 44114
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (216) 523-4103

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================
                                            Proposed        Proposed
Title of                                    Maximum         Maximum
Securities                 Amount           Offering        Aggregate       Amount of
to be                      to be            Price           Offering       Registration
Registered                 Registered       Per Share       Price(1)           Fee
==========================================================================================
Common Shares
with a par value
of $.50 each               5,000,000         N/A           $433,750,000       $120,582.50

Plan Participations(2)     Indeterminate     N/A           N/A                N/A



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Pursuant to Rule 416(c), this Registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan referenced above.

                             ---------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Pursuant to Instruction E to Form S-8, the information contained in Registration Statement No. 333-03599 is hereby incorporated by reference into this Registration Statement, except as set forth below under Item 8.

Item 8.  Exhibits

         See List of Exhibits at page 3.



                                   SIGNATURES


                  THE REGISTRANT -- Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 27th day of April, 1999.

                                            EATON CORPORATION


                                             By  /s/ G. L. GHERLEIN
                                               -------------------------------
                                                 G. L. Gherlein
                                                 Executive Vice President
                                                 and General Counsel

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        Name                                  Title                                  Date
        ----                                  -----                                  ----
          *                         Chairman and Chief Executive                April 27, 1999
-----------------------             Officer; Principal Executive
   Stephen R. Hardis                Officer; Director


          *                         President and Chief Operating
----------------------              Officer; Director
   Alexander M. Cutler


          *                         Executive Vice President - Chief
----------------------              Financial and Planning Officer;
   Adrian T. Dillon                 Principal Financial Officer



          *                         Vice President and Controller;
---------------------               Principal Accounting Officer
   Billie K. Rawot

          *                                 Director
---------------------------
   Neil A. Armstrong

          *                                 Director
---------------------------
   Ernie Green

          *                                 Director
---------------------------
   Ned C. Lautenbach

          *                                 Director
---------------------------
   John R. Miller

          *                                 Director
---------------------------
   Furman C. Moseley

          *                                 Director
---------------------------
   Victor A. Pelson

          *                                 Director
---------------------------
   A. William Reynolds

          *                                 Director
---------------------------
   Gary L. Tooker







*By    /s/ DAVID M. O'LOUGHLIN
-------------------------------------------
     David M. O'Loughlin, Attorney-in-Fact
     for the Officers and Directors
     signing in the capacities indicated



PLAN SIGNATURE

     The Plan -- Pursuant to the requirements of the Securities Act of 1933, the Eaton Corporation Share Purchase and Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cleveland, Ohio on the 28th day of April, 1999.

                                      EATON CORPORATION SHARE PURCHASE AND
                                      INVESTMENT PLAN

                                      By: Eaton Corporation Pension
                                      Administration Committee


                                      By: /s/ S. J. COOK
                                          -------------------------------------
                                          Name: S. J. Cook
                                          Title: Vice President-Human Resources

                                  EXHIBIT INDEX

Exhibit
Number
-------

4(a) Amended Articles of Incorporation of Eaton Corporation filed as Exhibit 3(i) to Form 8-K report dated May 19, 1994, File No. 1-1396, and incorporated herein by reference.

4(b) Amended Regulations of Eaton Corporation filed as Exhibit (a)(3)3 to Form 10-K report for the year ended December 31, 1994, File No. 1-1396, and incorporated herein by reference.

4(c) Amended and Restated Rights Agreement dated as of June 1, 1997 between Eaton Corporation and First Chicago trust Company of New York, as Rights Agent, filed as Exhibit 4(h) to Form S-3 filed on March 12, 1999 and incorporated herein by reference.

5 Opinion of G. L. Gherlein, Executive Vice President and General Counsel, as to the validity of the Common Shares registered.

23(a)    Consent of Ernst & Young LLP.

23(b) Consent of G. L. Gherlein, Executive Vice President and General Counsel of Eaton Corporation, is contained in his opinion filed as Exhibit 5 to this Registration Statement.

24       Power of Attorney.